                                                        Exhibit 23(j)

                                           INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Emerging Technologies Fund:

          We consent to the use in this  Registration  Statement of  Oppenheimer
     Emerging  Technologies Fund of our report dated November 21, 2003, included in  the  Statement  of  Additional  Information,  which  is  part  of  such
     Registration  Statement,  and  to the  references  to our  firm  under  the headings "Financial Highlights" appearing in the Prospectus,  which is also part of such Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.

                                            /s/ KPMG LLP
                                            KPMG LLP

Denver, Colorado
December 19, 2003